Exhibit 10.11

LOAN AND SECURITY AGREEMENT

between

MEGA GROUP, INC.

and

SMALL BUSINESS INVESTMENT CORPORATION
OF AMERICA, INC.

“Borrower”

and

MATAH HOLDINGS, LLC

“Lender”

Dated:  July 15, 2002

LOAN AND SECURITY AGREEMENT

THIS AGREEMENT (the “Agreement”), dated July 15, 2002, between MEGA GROUP, INC., a New York corporation (“Mega”), and SMALL BUSINESS INVESTMENT CORPORATION OF AMERICA, INC., an Oregon corporation (“SBICOA”), both with offices at 1730 Rhode Island Avenue, N.W., Washington, D.C. 20036 (Mega and SBICOA are referred to herein collectively as “Borrower”), and MATAH HOLDINGS, LLC, a New Jersey limited liability company, with offices at 215 West Clinton Avenue, Suite 4, Oaklyn, NJ 08107 (“Lender”);

W I T N E S S E T H :

In consideration of the premises and of the mutual covenants herein contained and to induce Lender to extend credit to Borrower, the parties agree as follows:

1.  Definitions.    Capitalized terms that are not otherwise defined herein shall have the meanings set forth in Exhibit 1 hereto.

2.  The Loan Facility.

2.1  Term Loan.    On the terms and subject to the conditions set forth in this Agreement, Lender shall make a term loan (the “Term Loan” or the “Loan”) to Borrower in the aggregate original unpaid principal amount of $500,000. Lender shall disburse the proceeds of the Term Loan to Borrower, by wire transfer or otherwise in immediately available funds, to such bank account or accounts or payees as Borrower may designate in writing, in three advances (each, an “Advance,” and collectively, the “Advances”). The first Advance, disbursed upon the execution hereof, shall be in the amount of $150,000; the second Advance, disbursed not more than ten (10) days after the date hereof, shall be in the amount of $150,000; and the third Advance, disbursed not more than thirty (30) days after the date hereof, shall be in the amount of $200,000. Once repaid, principal of the Term Loan may not be reborrowed.

2.2  Promissory Note.    Each Advance shall be evidenced by and payable in accordance with the terms of a promissory note (as amended, modified, supplemented, restated or renewed from time to time, each, a “Term Note” or “Note,” and collectively, the “Term Notes” or “Notes”), in the form attached hereto as Exhibit 2.2, executed by Borrower and delivered to Lender therewith. Each Term Note shall be in the original unpaid principal amount then being disbursed, shall be dated the date of the Advance, shall be due (except as provided in Section 2.3(b) below) one hundred eighty (180) days after the date hereof (the “Term Loan Maturity Date”), and shall be repayable in accordance with the terms of the Term Note and this Agreement.

2.3  Repayment of Loan.

(a)  All principal of and accrued and unpaid interest on, and all other fees and expenses with respect to, the Term Loan shall be due and payable in full on the Term Loan Maturity Date.

(b)  Borrower shall make each required payment of principal of and interest on the Loan and fees hereunder not later than 12:00 noon (local time Oaklyn, New Jersey) on the date when due, without set off, counterclaim or other deduction, in immediately available funds to Lender at its address set forth above (or at such other address as Lender may hereafter designate to Borrower in writing). Whenever any payment of principal of, or interest on, the Loan or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

2.4  Overdue Amounts.    Any payments not made as and when due shall bear interest from the date due until paid at the Default Rate, in Lender’s discretion.

2.5  Calculation of Interest.    All interest under any Note or hereunder shall be calculated on the basis of the Actual/360 Computation, as defined in the Note.

2.6  Termination.    Lender may terminate its obligation to make any future Advance hereunder at any time, on three days’ notice, upon or after the occurrence of an Event of Default.

2.7  Shares of Mega.    In reliance on Lender’s representations, warranties, and covenants set forth in Section 9.13 below, Mega has authorized the issuance, delivery, and transfer to Lender, free of any and all liens and encumbrances, of 100,000 unregistered shares of Mega’s common stock (the “Shares”) as additional consideration for Lender entering into this Agreement and disbursing not less than $300,000 as provided in Section 2.1 above. Promptly upon the disbursement by Lender to Borrower of not less than $300,000 hereunder, Mega shall cause its transfer agent to execute, issue, and deliver to Lender, or to such of its officers, members, or affiliates as Lender may designate in writing, one or more certificates for the Shares; provided, however, that any such officer, member, or affiliate shall first execute a written statement agreeing to be bound by the provisions of Section 9.13 below.

3.  Conditions Precedent to Borrowing.

3.1.  Conditions Precedent.    In addition to any other requirement set forth in this Agreement, Lender will not make any Advance under the Term Loan unless and until the following conditions shall have been satisfied:

(a)  Loan Documents.    Borrower and each other party to any Loan Document, as applicable, shall have executed and delivered this Agreement, the related Note and all other required Loan Documents, all in form and substance reasonably satisfactory to Lender.

Execution and delivery of this Agreement and any other Loan Document by facsimile transmission shall be effective when received provided that executed originals are provided by overnight delivery within 24 hours thereafter.

(b)  Supporting Documents.    Borrower shall have caused to be delivered to Lender an incumbency certificate and certified resolutions of the board of directors of Borrower, signed by the Secretary or another authorized officer of Borrower or such other Person, authorizing the execution, delivery and performance of the Loan Documents.

(c)  Additional Documents.    Borrower shall have delivered to Lender all additional opinions, documents, certificates and other assurances required to be delivered by Borrower herein.

(d)  Payment of Fees.    Borrower shall have paid all fees, costs and expenses as required by the Loan Documents in connection with the Closing.

4.  Representations and Warranties.    In order to induce Lender to enter into this Agreement and to make the Loan provided for herein, Borrower hereby represents and warrants (the representations and warranties set forth in Sections 4.1, 4.2, and 4.10 only shall survive the execution and delivery of the Loan Documents) that, except as may be set forth in an Exhibit attached hereto or any financial statements delivered hereunder:

4.1.  Valid Existence and Power.    It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified or licensed to transact business in all places where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect on it; and it and each other Person which is a party to any Loan Document (other than Lender) has the power to make and perform the Loan Documents executed by it, and all such instruments will constitute the legal, valid and binding obligations of such Person, enforceable in accordance with their respective terms, subject only to bankruptcy and similar laws affecting creditors’ rights generally.

4.2.  Authority.    The execution, delivery and performance thereof by it and each other Person (other than Lender) executing any Loan Document have been duly authorized by all necessary action of such Person, and do not and will not violate any provision of law or regulation, or any writ, order or decree of any court or Authority or any provision of the governing instruments of such Person, and do not and will not, with the passage of time or the giving of notice, result in a breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of such Person pursuant to, any law, regulation, instrument or agreement to which any such Person is a party or by which any such Person or its respective properties may be subject, bound or affected.

4.3.  Financial Condition.    Other than as disclosed in financial statements delivered on or prior to the date hereof to Lender, (a) neither it nor (to its knowledge) any Guarantor has any direct or contingent obligations or liabilities (including any guarantees or leases) or any unrealized or anticipated losses from any commitments of such Person which could reasonably be expected to have a Material Adverse Effect; (b) all such financial statements have been prepared in accordance with GAAP and fairly present the financial condition of Borrower or Guarantor, as the case may be, as of the date thereof; and it is not aware of any adverse fact (other than facts which are generally available to the public and not particular to it, such as general economic or industry trends) concerning its financial or business condition or future prospects or any Guarantor which could reasonably be expected to have a Material Adverse Effect and which has not been fully disclosed to Lender, including any adverse change in the operations or financial condition of such Person since the date of the most recent financial statements delivered to Lender; (c) neither it nor any of its assets are subject to any unpaid judgments (whether or not stayed) or any judgment liens in any jurisdiction; (d) it has no unfunded liabilities with respect to any pension, profit sharing or other benefit plan subject to the Employee Retirement Income Security Act Investment Company Act; (e) it possesses all licenses, certificates, franchises, permits and other authorizations from governmental and political subdivisions or regulatory authorities, and all patents, trademarks, service marks, trade names, copyrights, franchises, licenses and other rights that are necessary for ownership, maintenance and operation of any of its material Properties and assets, and it is not in violation of any such authorizations or rights, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect (without limiting the generality of the foregoing, and, in any event, it possesses all intellectual property rights necessary for the ownership, operation and development of its business as conducted, or contemplated to be conducted, by it; and (f) it is Solvent, and after consummation of the transactions set forth in this Agreement and the other Loan Documents, it will be Solvent.

4.4.  Litigation.    To the best of its knowledge, there are no suits or proceedings pending, or to its knowledge threatened, before any court or by or before any governmental or regulatory authority, commission, bureau or agency or public regulatory body against or affecting it or (to its knowledge) any Guarantor, or their assets, which if adversely determined could reasonably be expected to have a Material Adverse Effect.

4.5.  Agreements, Etc.    To the best of its knowledge, it is not a party to any agreement or instrument or subject to any court order, governmental decree or any charter or other corporate restriction, adversely affecting its business, assets, operations or condition (financial or otherwise), nor is it in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any agreement or instrument to which it is a party, or any law, regulation, decree, order or the like.

4.6.  Authorizations.    To the best of its knowledge, all authorizations, consents, approvals and licenses required under applicable law or regulation for the ownership or operation of the property owned or operated by it or for the conduct of any business in which it is engaged have been duly issued and are in full force and effect, and it is not in default, nor has any event occurred which with the passage of time or the giving of notice, or both, would constitute a default, under any of the terms or provisions of any part thereof, or under any order, decree, ruling, regulation, closing agreement or other decision or instrument of any Authority having jurisdiction over such Person, which default could reasonably be expected to have a Material Adverse Effect. Except as noted herein, no approval, consent or authorization of, or filing or registration with, any Authority or agency is required with respect to the execution, delivery or performance of any Loan Document.

4.7.  Title.    To the best of its knowledge, Borrower has good title to all of the assets shown in its financial statements free and clear of all Liens, except Permitted Liens.

4.8.  Collateral.    To the best of its knowledge, the security interests granted to Lender herein and pursuant to any other Security Agreement (a) constitute and, as to subsequently acquired property included in the Collateral covered by the Security Agreement, will constitute, security interests under the Code entitled to all of the rights, benefits and priorities provided by the Code and (b) are, and as to such subsequently acquired Collateral will be, fully perfected, superior and prior to the rights of all third persons, now existing or hereafter arising, subject only to Permitted Liens; and all of the Collateral is intended for use solely in its business.

4.9.  Location.    Its chief executive office, where its business records are maintained, is located at the address first set forth above.

4.10.  Taxes.    It has filed all federal and state income and other tax returns which are required to be filed, and have paid all taxes as shown on said returns and all taxes, including withholding, FICA and ad valorem taxes, shown on all assessments received by it to the extent that such taxes have become due; and it is not subject to any federal, state or local tax Liens nor has it received any notice of deficiency or other official notice to pay any taxes; and it has paid all sales and excise taxes payable by it.

4.11.  Subsidiaries.    SBICOA is the wholly-owned Subsidiary of Mega. SBICOA has no Subsidiaries, and Mega has no other Subsidiaries.

4.12.  Names.    It currently conducts all business only under its legal name as set forth above in the introductory section of this Agreement; and except as disclosed on Exhibit 4.12, during the preceding five (5) years it has not (i) been known as or used any other corporate, fictitious or trade name, (ii) been the surviving entity of a merger or consolidation or (iii) acquired all or substantially all of the assets of any Person.

4.13.  Compliance with Covenants; No Default.    It is, and upon funding of the Loan will be, in compliance with all of the covenants hereof; and no Default or Event of Default has occurred, and the execution, delivery and performance of the Loan Documents and the funding of the Loan will not cause a Default or Event of Default.

4.14.  Full Disclosure.    There is no material fact which is known or which should be known by it that it has not disclosed to Lender which could have a Material Adverse Effect; and no Loan Document, nor any agreement, document, certificate or statement delivered by it to Lender, contains any untrue statement of a material fact or omits to state any material fact which is known or which should be known by it necessary to keep the other statements from being misleading.

5.  Affirmative Covenants.    Borrower covenants and agrees that from the date hereof and until payment in full of the Obligations and the formal termination of this Agreement, Borrower:

5.1.  Use of Loan Proceeds.    Shall use the proceeds of the Loan only for general working capital needs of SBICOA, to operate SBICOA’s business, to defray its costs and expenses in entering into this transaction, and to provide for its future working capital needs and to furnish Lender all evidence that Lender may reasonably require with respect to such use.

5.2.  Maintenance of Business and Properties.    Shall at all times maintain, preserve and protect its material property used or useful in the conduct of its business, and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all material needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be conducted properly and in accordance with standards generally accepted in businesses of a similar type and size at all times, and maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of its business.

5.3.  Insurance.    Shall maintain such liability insurance, workers’ compensation insurance, business interruption insurance and casualty insurance as may be required by law, customary and usual for prudent businesses in its industry or as may be reasonably required by Lender and shall insure and keep insured all of its material properties in good and responsible insurance companies satisfactory to Lender.

5.4.  Notice of Default.    Shall provide to Lender, within five days of the occurrence thereof, notice of (a) the occurrence of a Default or Event of Default and what action (if any) it is taking to correct the same, (b) any material litigation or material changes in existing litigation or any judgment against it or its assets, (c) any damage or loss to property that could reasonably be expected to have a Material Adverse Effect, (d) any notice from taxing authorities as to claimed deficiencies or any tax lien or any notice relating to alleged ERISA violations, (e) any Reportable Event, as defined in ERISA, (f) any rejection, return, offset, dispute, loss or other circumstance that could reasonably be expected to have a Material Adverse Effect, (g) the cancellation or termination of, or any default under, any agreement to which it is a party or by which any of its properties are bound, which cancellation or termination could reasonably be expected to have a Material Adverse Effect, or any acceleration of the maturity of any of its Debt; and (h) any loss or threatened loss of licenses or permits, which loss could reasonably be expected to have a Material Adverse Effect.

5.5.  Inspections.    Shall permit inspections of its financial records, at such times and in such manner as may be reasonably required by Lender, and shall further permit such inspections, reviews and examinations of its other records and its properties (with such reasonable frequency and at such reasonable times as Lender may desire) by Lender as Lender may deem necessary or desirable from time to time. The cost of any such examinations, reviews, verifications and inspections shall be borne by Lender; provided, however, that if an inspection is part of the process of collection after the occurrence of an Event of Default as provided in Section 7.1 that has not been cured, the cost of inspection will be borne by Borrower.

5.6.  Financial Information.    Shall maintain books and records in accordance with GAAP and shall furnish to Lender the following periodic financial information:

(a)  Interim Statements of Borrower.    Within forty (45) days after the end of each fiscal quarter, Borrower’s consolidated and consolidating unaudited balance sheet at the end of that period and its consolidated and consolidating income statement and statement of cash flows for that period (and for the portion of the fiscal year ending with such period), together with all supporting schedules, setting forth in comparative form the figures for the same period of the preceding fiscal year, and certified by its chief financial officer as true and correct and fairly representing its financial condition and that such statements are prepared in accordance with GAAP, except without footnotes and subject to normal year-end audit adjustments;

(b)  Annual Statements of Borrower.    Within one hundred twenty (120) days after the end of each fiscal year, Borrower’s financial statements containing a consolidated and consolidating balance sheet at the end of that period and a consolidated and consolidating income statement and statement of cash flows for that period, setting forth in comparative form the figures for the preceding fiscal year, together with all supporting schedules and footnotes, and containing a review report of independent certified public accountants acceptable to Lender that the financial statements were prepared in accordance with GAAP. Any management letter, supplemental letter, or other document accompanying the report will also be provided to Lender. In addition, promptly upon receipt, one copy of each written report submitted to Borrower by independent accountants for any other annual, quarterly or special audit will be provided to Lender;

(c)  No Default Certificates.    Together with each report required by Subsection (a) and (b), a certificate of Borrower’s president or chief financial officer that no Default or Event of Default then exists or if a Default or Event of Default exists, the nature and duration thereof and its intention with respect thereto, and in addition, shall cause its independent auditors (if applicable) to submit to Lender, together with its audit report, a statement that, in the course of such audit, it discovered no circumstances which it believes would result in a Default or Event of Default or if it discovered any such circumstances, the nature and duration thereof;

(d)  Tax Returns.    Within thirty (30) days of filing thereof, copies of Borrower’s federal income tax returns (including all schedules, exhibits and attachments), and if any extension request is filed, copies thereof (including all schedules, exhibits and attachments) within thirty (30) days of the filing thereof;

(e)  Other Information.    Such other information reasonably requested by Lender from time to time concerning the business, properties or financial condition of Borrower.

5.7.  Maintenance of Existence and Rights.    Shall preserve and maintain its corporate existence, authorities to transact business, rights and franchises, trade names, patents, trademarks and permits necessary to the conduct of its business.

5.8.  Subordination.    Shall cause all debt and other obligations now or hereafter owed to any shareholder or Affiliate to be subordinated in right of payment and security to the Obligations in accordance with subordination agreements proposed by and satisfactory to Lender.

5.9.  Further Assurances.    Shall take such further action and provide to Lender such further assurances as may be reasonably requested to ensure compliance with the intent of this Agreement and the other Loan Documents.

6.  Negative Covenants of Borrower.    Borrower covenants and agrees that, from the date hereof and until payment in full of the Obligations and the formal termination of this Agreement, Borrower:

6.1.  Debt.    Shall not create or permit to exist any new Debt, including any guaranties or other contingent obligations, except Permitted Debt.

6.2.  Liens.    Shall not create or permit to exist any new Liens on any of its property, except Permitted Liens.

6.3.  Dividends.    Shall not pay or declare any dividends (other than stock dividends) or other distribution or purchase, redeem or otherwise acquire any stock or other equity interests or pay or acquire any debt subordinate to the Obligations.

6.4.  Salaries.    Shall not pay salaries to directors, executives or managers in excess of current levels.

6.5.  Loans and Other Investments.    Shall not make or permit to exist any advances or loans to, or guarantee or become contingently liable, directly or indirectly, in connection with the obligations, leases, stock or dividends of, or own, purchase or make any commitment to purchase any stock, bonds, notes, debentures or other securities of, or any interest in, or make any capital contributions to (all of which are sometimes collectively referred to herein as “Investments”) any Person except for (a) purchases of direct obligations of the federal government, (b) deposits in commercial banks, (c) commercial paper of any U.S. corporation having the highest ratings then given by the Moody’s Lenders Services, Inc. or Standard & Poor’s Corporation, (d) investments in Subsidiaries, (e) endorsement of negotiable instruments for collection in the ordinary course of business, and (f) advances to employees for business travel and other expenses incurred in the ordinary course of business which do not at any time exceed $10,000 in the aggregate.

6.6.  Change in Business.    Shall not enter into any business which is substantially different from the business in which it is presently engaged.

6.7.  Transactions with Affiliates.    Shall not directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, pay any management fees to or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate; provided, however, that any acts or transactions prohibited by this Section may be performed or engaged in after written notice to Lender if upon terms not less favorable to Borrower than if no such relationship existed.

6.8.  No Change in Name, Offices.    Shall not, unless it shall have given 60 days’ advance written notice thereof to Lender, (a) change its name or the location of its chief executive office or other office where books or records are kept, or (b) use any new trade or fictitious name (provided its use of any trade or fictitious name shall be in compliance with all laws regarding the use of such names),

6.9.  Subsidiaries.    Shall not acquire, form or dispose of any Subsidiaries or permit any Subsidiary to issue capital stock except to its parent.

6.10.  Liquidation, Mergers, Consolidations and Dispositions of Substantial Assets.    Shall not (i) dissolve or liquidate, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise, all or a substantial part (more than 10% in the aggregate during the term hereof) of the assets of any Person, nor (ii) sell, transfer, lease or otherwise dispose of all or a substantial part (more than 10% in the aggregate during the term hereof) of its property or assets, except for the sale of inventory in the ordinary course of business, nor (iii) sell or dispose of any equity ownership interests in any Subsidiary.

6.11.  Change of Fiscal Year or Accounting Methods.    Shall not change its fiscal year or its accounting methods.

7.  Default.

7.1.  Events of Default.    Each of the following shall constitute an Event of Default:

(a)  There shall occur any default by Borrower in the payment, when due, of any principal of or interest on any Note, any amounts due hereunder or any other Loan Document, or any other Obligations, including under any interest rate agreement; or

(b)  There shall occur any default by Borrower or any other party to any Loan Document (other than Lender), which default shall not have been cured 30 days after notice thereof shall have been provided to Borrower, in the performance of any agreement, covenant or obligation contained in this Agreement or such Loan Document or in any interest rate agreement not provided for elsewhere in this Section 7; or

(c)  Any representation or warranty made by Borrower or any other party to any Loan Document (other than Lender) herein or therein or in any certificate or report furnished in connection herewith or therewith shall prove to have been untrue or incorrect in any material respect when made, which default shall not have been cured 30 days after notice thereof shall have been provided to Borrower; or

(d)  Any other obligation now or hereafter owed by Borrower or any other party to any Loan Document to Lender shall be in default and not cured within the grace period, if any, provided therein, or Borrower shall be in default under any obligation in excess of $10,000 owed to any other obligee, which default entitles the obligee to accelerate any such obligations or exercise other remedies with respect thereto, and which default shall not have been cured 30 days after notice thereof shall have been provided to Borrower; or

(e)  Borrower or any other party to any Loan Document shall voluntarily dissolve, liquidate or terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of such Person or of all or of a substantial part of its assets, admit in writing its inability, or be generally unable, to pay its debts as the debts become due, make a general assignment for the benefit of its creditors, commence a voluntary case under the federal Bankruptcy Code (as now or hereafter in effect), file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under Bankruptcy Code, or take any corporate action for the purpose of effecting any of the foregoing; or

(f)  An involuntary petition or complaint shall be filed against Borrower or any other party to any Loan Document seeking bankruptcy relief or reorganization or the appointment of a receiver, custodian, trustee, intervenor or liquidator of Borrower or any other party to any Loan Document, of all or substantially all of its assets, and such petition or complaint shall not have been dismissed within sixty (60) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving or ordering any of the foregoing actions; or

(g)  A judgment in excess of $10,000 shall be rendered against the Borrower or any other party to any Loan Document and shall remain undischarged, undismissed and unstayed for more than thirty days (except judgments validly covered by insurance with a deductible of not more than $10,000) or there shall occur any levy upon, or attachment, garnishment or other seizure of, any material portion of the assets of Borrower or any other party to any Loan Document by reason of the issuance of any tax levy, judicial attachment or garnishment or levy of execution, which default shall not have been cured 30 days after notice thereof shall have been provided to Borrower; or

(h)  Any Guarantor shall repudiate or revoke any Guaranty Agreement, which default shall not have been cured 30 days after notice thereof shall have been provided to Borrower; or

(i)  There shall occur any event or condition that could reasonably be expected to have a Material Adverse Effect, which default shall not have been cured 30 days after notice thereof shall have been provided to Borrower.

7.2.  Remedies.    If an Event of Default shall have occurred and be continuing, Lender may at its option take any or all of the following actions:

(a)  Lender may declare any or all Obligations to be immediately due and payable (if not earlier demanded), terminate its obligation to make Advances to Borrower, bring suit against Borrower to collect the Obligations, exercise any remedy available to Lender hereunder or at law and take any action or exercise any remedy provided herein or in any other Loan Document or under applicable law. No remedy shall be exclusive of other remedies or impair the right of Lender to exercise any other remedies.

(b)  Without waiving any of its other rights hereunder or under any other Loan Document, subject to and effective upon Lender’s disbursing to Borrower not less than $300,000 as provided in Section 2.1 above, Lender shall have all rights and remedies of a secured party under the Code (and the Uniform Commercial Code of any other applicable jurisdiction) and such other rights and remedies as may be available hereunder, under other applicable law or pursuant to contract. If requested by Lender, Borrower will promptly assemble the Collateral and make it available to Lender at a place to be designated by Lender. Borrower agrees that any notice by Lender of the sale or disposition of the Collateral or any other intended action hereunder, whether required by the Code or otherwise, shall constitute reasonable notice to Borrower if the notice is mailed to Borrower by regular or certified mail, postage prepaid, at least five days before the action to be taken. Borrower shall be liable for any deficiencies in the event the proceeds of the disposition of the Collateral do not satisfy the Obligations in full.

(c)  Subject to and effective upon Lender’s disbursing to Borrower not less than $300,000 as provided in Section 2.1 above, Lender may demand, collect and sue for all amounts owed pursuant to any Accounts, General Intangibles, Chattel Paper, or Instruments

included in the Collateral or for Proceeds of any Collateral (either in Borrower’s name or Lender’s name at the latter’s option), with the right to enforce, compromise, settle or discharge any such amounts.

(d)  Any notice of sale, disposition or other action by Lender required by law and sent to Borrower at Borrower’s address herein, or at such other address of Borrower as may from time to time be shown on the records of Lender, at least five (5) days prior to such action, shall constitute reasonable notice to Borrower. Notice shall be deemed given or sent when mailed postage prepaid to Borrower’s address as provided herein. Lender shall be entitled to apply the proceeds of any sale or other disposition of the Collateral, and the payments received by Lender with respect to any of the Collateral, to Obligations in such order and manner as Lender may determine. Collateral that is subject to rapid declines in value and is customarily sold in recognized markets may be disposed of by Lender in a recognized market for such collateral without providing notice of sale. Borrower waives any and all requirements that the Lender sell or dispose of all or any part of the Collateral at any particular time, regardless of whether Borrower has requested such sale or disposition.

(e)  Subject to and effective upon Lender’s disbursing to Borrower not less than $300,000 as provided in Section 2.1 above, Lender may demand, take possession of, transfer into its own name on the transfer books and records of Borrower, vote, receive dividends and distributions on, and sell, transfer, assign, and otherwise realize upon the value of any Investment Securities included in the Collateral, all to the extent of any unpaid Obligations and in compliance with any other applicable agreements and the federal and state securities laws.

7.3.  Receiver.    In addition to any other remedy available to it, Lender shall have the absolute right, upon the occurrence of an Event of Default, to seek and obtain the appointment of a receiver to take possession of and operate and/or dispose of the business and assets of Borrower and any costs and expenses incurred by Lender in connection with such receivership shall bear interest at the Default Rate, at Lender’s option.

7.4.  Deposits; Insurance.    After the occurrence of an Event of Default, Borrower authorizes Lender to collect and apply against the Obligations when due any cash or deposit accounts in its possession, and irrevocably appoints Lender as its attorney-in-fact to endorse any check or draft or take other action necessary to obtain such funds.

8.  Security Agreement.

8.1.  Security Interest.    Subject to and effective upon Lender’s disbursing to Borrower not less than $300,000 as provided in Section 2.1 above:

(a)  As security for the payment and performance of any and all of the Obligations and the performance of all other obligations and covenants of Borrower hereunder and under the other Loan Documents, certain or contingent, now existing or hereafter arising, which are now, or may at any time or times hereafter be owing by Borrower to Lender, Borrower hereby pledges to Lender and gives Lender a continuing security interest in and general Lien upon and right of set-off against, all right, title and interest of Borrower in and to the Collateral, whether now owned or hereafter acquired by Borrower and wherever located.

(b)  Except as herein or by applicable law otherwise expressly provided, Lender shall not be obligated to exercise any degree of care in connection with any Collateral in its possession, to take any steps necessary to preserve any rights in any of the Collateral or to preserve any rights therein against prior parties, and Borrower agrees to take such steps. In any case Lender shall be deemed to have exercised reasonable care if it shall have taken such steps for the care and preservation of the Collateral or rights therein as Borrower may have reasonably requested Lender to take and Lender’s omission to take any action not requested by Borrower shall not be deemed a failure to exercise reasonable care. No segregation or specific allocation by Lender of specified items of Collateral against any liability of Borrower shall waive or affect any security interest in or Lien against other items of Collateral or any of Lender’s options, powers or rights under this Agreement or otherwise arising.

(c)  Lender may at any time and from time to time, with or without notice to Borrower, (i) transfer into the name of Lender or the name of Lender’s nominee any of the Collateral, (ii) notify any Account Debtor or other obligor of any Collateral to make payment thereon direct to Lender of any amounts due or to become due thereon and (iii) receive and after a Default or Event of Default direct the disposition of any proceeds of any Collateral.

(d)  Borrower shall enter into any other agreement or arrangement, and shall issue any instructions, reasonably necessary for the protection of Lender’s interest in the Collateral, including any safekeeping, escrow, lock-up, or other agreement with any holder of the Collateral and any instructions to its stock transfer agent to note, in its transfer books and records, the continuing security interest of Lender in the Collateral.

8.2.  Power of Attorney.    Lender is authorized to file financing statements relating to the Collateral without Borrower’s signature where authorized by law. Borrower authorizes Lender at Borrower’s expense to file any financing statements relating to the Collateral (without Borrower’s signature thereon) which Lender deems appropriate and Borrower irrevocably appoints Lender as its attorney-in-fact to execute any such financing statements in Borrower’s name and to perform all other acts which Lender deems appropriate to perfect and to continue perfection of the security interest of Lender. Borrower hereby appoints Lender as Borrower’s attorney-in-fact to endorse, present and collect on behalf of Borrower and in Borrower’s name any draft, checks or other documents necessary or desirable to collect any amounts which Borrower may be owed. Borrower hereby also constitutes and appoints Lender the true and lawful attorney of Borrower with full power of substitution to take any and all appropriate action and to execute any and all documents or instruments that may be necessary or desirable to accomplish the purpose and carry out the terms of this Agreement. Lender is hereby granted a license or other right to use, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral, and Borrower’s rights under all licenses and all franchise agreements shall inure to Lender’s benefit. The proceeds realized from the sale or other disposition of any Collateral may be applied, after allowing two (2) Business Days for collection, first to the reasonable costs, expenses and attorneys’ fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivering of the Collateral; secondly, to interest due upon any of the Obligations; and thirdly, to the principal amount of the Obligations. If any deficiency shall arise, Borrower and each Guarantor shall remain jointly and severally liable to Lender therefor.

8.3.  Entry.    Borrower hereby irrevocably consents to any act by Lender or its agents in entering upon any premises for the purposes of either (i) inspecting the Collateral or (ii) taking possession of the Collateral and Borrower hereby waives its right to assert against Lender or its agents any claim based upon trespass or any similar cause of action for entering upon any premises where the Collateral may be located.

8.4.  Other Rights.    Borrower authorizes Lender without affecting Borrower’s obligations hereunder or under any other Loan Document from time to time (i) to take from any party and hold additional collateral or guaranties for the payment of the Obligations or any part thereof, and to exchange, enforce or release such collateral or guaranty of payment of the Obligations or any part thereof and to release or substitute any endorser or guarantor or any party who has given any security interest in any collateral as security for the payment of the Obligations or any part thereof or any party in any way obligated to pay the Obligations or any part thereof; and (ii) upon the occurrence of any Event of Default to direct the manner of the disposition of the collateral and the enforcement of any endorsements, guaranties, letters of credit or other security relating to the Obligations or any part thereof as Lender in its sole discretion may determine.

8.5.  Control.    Borrower will cooperate with Lender in obtaining control with respect to any Collateral consisting of Deposit Accounts.

8.6.  Waiver of Marshaling.    Borrower hereby waives any right it may have to require marshaling of its assets.

9.  Miscellaneous.

9.1.  No Waiver, Remedies Cumulative.    No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and are in addition to any other remedies provided by law, any Loan Document or otherwise.

9.2  Notices.    Any notice or other communication hereunder or under the Note to any party hereto or thereto shall be by hand delivery, overnight delivery, facsimile, telegram, telex or registered or certified mail and unless otherwise provided herein shall be deemed to have been given or made when delivered, or three (3) Business Days after having been deposited in the mails, postage prepaid, addressed to the party at its business address first set forth above. Any party may change its address for notice by giving notice as provided herein. The facsimile numbers for the parties are as follows: Lender: (856) 854-0151; Borrower: (202) 296-9308.

9.3  Governing Law.    This Agreement and the Loan Documents shall be deemed contracts made under the laws of the State of New Jersey and shall be governed by and construed in accordance with the laws of said state (excluding its conflict of laws provisions if such provisions would require application of the laws of another jurisdiction).

9.4  Successors and Assigns.    This Agreement shall be binding upon and shall inure to the benefit of Borrower and Lender, and their respective successors and assigns; provided, that Borrower may not assign any of its rights hereunder without the prior written consent of Lender, and any such assignment made without such consent will be void.

9.5  Counterparts.    This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

9.6  No Usury.    Regardless of any other provision of this Agreement, the Note or in any other Loan Document, if for any reason the effective interest should exceed the maximum lawful interest, the effective interest shall be deemed reduced to, and shall be, such maximum lawful interest, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of the Note and not to the payment of interest, and (ii) if the Loan evidenced by the Note have been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of the Note or the refunding of excess to be a complete settlement and acquittance thereof.

9.7  Powers.    All powers of attorney granted to Lender are coupled with an interest and are irrevocable.

9.8  Approvals.    If this Agreement calls for the approval or consent of Lender, such approval or consent may be given or withheld in the discretion of Lender unless otherwise specified herein.

9.9  Waiver of Jury Trial.    To the extent permitted by law, the parties hereby irrevocably waive any right they may have to a jury trial with regard to any dispute relating to the Loan, the Loan Documents or Lender’s conduct in connection with the Loan.

9.10  Waiver of Certain Defenses.    To the fullest extent permitted by applicable law, upon the occurrence of any Event of Default, neither Borrower nor anyone claiming by or under Borrower will claim or seek to take advantage of any law requiring Lender to attempt to realize upon any collateral or collateral of any surety or guarantor, or any appraisement, evaluation, stay, extension, homestead, redemption or exemption laws now or hereafter in force in order to prevent or hinder the enforcement of this Agreement. Borrower, for itself and all who may at any time claim through or under Borrower, hereby expressly waives to the fullest extent permitted by law the benefit of all such laws. All rights of Lender and all obligations of Borrower hereunder shall be absolute and unconditional irrespective of (i) any change in the time, manner or place of payment of, or any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any provision of the Loan Documents, (ii) any exchange, release or non-perfection of any other collateral given as security for the Obligations, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Obligations, or (iii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Borrower or any third party, other than payment and performance in full of the Obligations.

9.11  Consent to Venue; Jurisdiction.    BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN, OR WHOSE JURISDICTION ENCOMPASSES, CAMDEN COUNTY, NEW JERSEY OR WITHIN THE BOUNDARIES OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW JERSEY, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS, AND BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH UNITED STATES FEDERAL OR STATE COURT. BORROWER HEREBY AGREES THAT SERVICE OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY OR IS REQUIRED TO BE SERVED IN ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY COURT IN OR OF THE STATE OF NEW JERSEY (INCLUDING SUCH UNITED STATES DISTRICT COURT) MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO GUARANTOR BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY OVERNIGHT AIR COURIER SERVICE, TO THE BORROWER AT THE ADDRESS REFERRED TO IN SECTION 9.2 HEREOF.

9.12  Indirect Means.    Any act which Borrower is prohibited from doing shall not be done indirectly through a Subsidiary or by any other indirect means.

9.13  Lender’s Representations and Warranties.    Lender represents and warrants to Borrower that:

(a)  The Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), or under the securities laws of any state or other jurisdiction, and the issuance and sale of the Shares to Lender is being made in reliance upon exemptions from registration under Section 4(2) of the 1933 Act and Rule 506 thereunder and comparable provisions of state law.

(b)  Lender is sophisticated by business and investment experience to expect, demand, and understand the kind of information about Borrower that would ordinarily be set forth in a registration statement covering the Shares.

(c)  Lender has had access to, and has carefully read, all reports or filings filed by Mega with the Securities and Exchange Commission prior to Lender’s execution and delivery of this Agreement (collectively, the “SEC Reports”). Borrower has made available for inspection, by Lender, its attorney, accountant, or other professional advisors, all documents, financial statements, records, and books pertaining to Borrower that Lender has requested from Borrower. Lender and/or its advisors have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of Borrower concerning Borrower, and all such questions have been answered to the full satisfaction of Lender and its advisors.

(d)  Lender is acquiring the Shares for its own account, for investment and not with a view of resale or distribution, except in compliance with the 1933 Act. Lender will not sell or otherwise transfer the Shares without registration under the 1933 Act or applicable state securities laws or an exemption therefrom. Only Mega may register the Shares, and Borrower has no obligation to do so. Lender has not offered or sold any portion of the Shares nor does it have any present intention of dividing the Shares with others or of selling, distributing, or otherwise disposing of any portion of the Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance in violation of the 1933 Act.

(e)  Lender recognizes that an investment in the Shares involves substantial risks, including the risk of a loss of the entire amount of such investment.

(f)  In the absence of an effective registration statement under the 1933 Act covering the Shares, Lender shall not offer, sell, transfer, or otherwise dispose of the Shares without either first obtaining an opinion of counsel, reasonably satisfactory to Borrower and its counsel, that the disposition may be made without registration of the Shares in question under the 1933 Act, or first obtain a letter from the Division of Corporation Finance of the Securities and Exchange Commission (the “Commission”) to the effect that it will recommend no action to the Commission if any of the Shares to be disposed of are so disposed of without registration.

(g)  In the event that Lender, or anyone acting on its behalf who shall be entitled to dispose of the Shares, shall decide to dispose of the Shares in the absence of an effective registration statement, as a condition to any such disposition, Lender shall first obtain, if required by Borrower or its counsel, an agreement in writing from each person to whom such disposition is proposed to be made to the same effect as the agreement, understandings, and representations which are made hereby.

(h)  All legal fees and other expenses incurred in connection with the rendering of opinions or the obtaining of “no-action” letters in accordance with the provisions hereof shall be entirely the obligation and responsibility of the Lender and shall not be the responsibility of Borrower, and the Lender will promptly pay and discharge the same.

(i)  All certificates for the Shares shall be stamped or otherwise endorsed with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE 1933 ACT), AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER AND ITS COUNSEL TO THE EFFECT THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT IS AVAILABLE OR THAT COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE 1933 ACT IS NOT OTHERWISE REQUIRED.

(j)  Lender shall indemnify and hold harmless Borrower, and each director, officer and controlling person of Borrower who is or may be a party or is or may be threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, from and against all losses, liabilities and expenses for which Borrower, or any director, officer or controlling person of Borrower, has not otherwise been reimbursed (including attorney’s fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by Borrower or such director, officer or controlling person in connection with such action, suit, or proceeding, by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made or alleged to have been made by Lender to Borrower, concerning Lender or its authority to invest or financial position in connection with its purchase of the Shares, including, without limitation, any such misrepresentation, misstatement, or omission contained in this Agreement, or any other document submitted by the Lender, in connection with its purchase of the Shares.

(k)  Lender is not subscribing for the Shares as a result of, or pursuant to, any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar or meeting.

9.14  Indemnity By Borrower.    Borrower shall indemnify and hold harmless Lender, and each director, officer and controlling person of Lender who is or may be a party or is or may be threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, from and against all losses, liabilities and expenses for which Lender, or any director, officer or controlling person of Lender, has not otherwise been reimbursed (including attorney’s fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by Lender or such director, officer or controlling person in connection with such action, suit or proceeding, by reason of or arising from Lender’s furnishing of funds to Borrower under this Agreement, other than for any such loss, liability or expense arising from Lender’s negligence or willful misconduct.

9.15  Entire Agreement.    This Agreement constitutes the entire agreement of the parties as to the subject matter herein contained, superseding any and all prior or contemporaneous negotiations and oral and written agreements, commitments, and understandings.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

LENDER: MATAH HOLDINGS, LLC

By:	/s/ AL WELLINGTON
Al Wellington Managing Member

BORROWER: MEGA GROUP, INC.

By:	/s/ JOHN H. BROWN
John H. Brown Chairman and Chief Executive Officer

By:	/s/ JOYCE L. BROWN
Joyce L. Brown Secretary

[SEAL]

SMALL BUSINESS INVESTMENT CORPORATION OF AMERICA, INC.

By:	/s/ JOHN H. BROWN
John H. Brown Chairman and Chief Executive Officer

By:	/s/ JOYCE L. BROWN
Joyce L. Brown Secretary

[SEAL]

SCHEDULE OF EXHIBITS

(If any exhibit is omitted, the information called for therein shall be considered “None” or “Not Applicable”)

Exhibit	Section Reference	Title

1	(“Definitions”)	Definition

2.2	(“Promissory Note”)	Form of Promissory Note

4.12	(“Names”)	Names

5.6	(“Financial Information”)	Form of No Default Certificate

Exhibit 1

DEFINITIONS

1.1  Defined Terms:

“Account” means all “accounts” as defined in the Code from time to time, together with any guaranties, Letters of Credit and other security therefor.

“Account Debtor” means an “account debtor” as defined in the Code from time to time.

“Affiliate” of a Person means (a) any Person directly or indirectly owning 5% or more of the voting stock or rights of such named Person or of which the named Person owns 5% or more of such voting stock or rights; (b) any Person controlling, controlled by or under common control with such named Person; (c) any officer, director or employee of such named Person or any Affiliate of the named Person; and (d) any family member of the named Person or any Affiliate of such named Person.

“Authority” shall mean any governmental authority, central bank or comparable agency charged with the interpretation or administration of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof.

“Business Day” means a weekday on which commercial banks are open for business in Camden County, New Jersey.

“Chattel Paper” means “chattel paper” as defined in the Code from time to time, together with any guaranties, Letters of Credit and other security therefor.

“Code” means the Uniform Commercial Code, as in effect in New Jersey from time to time.

“Collateral” means 2,500,000 issued and outstanding shares of the common stock of Borrower held of record and beneficially by John H. Brown and Joyce L. Brown, officers and directors of Borrower and Guarantors of Borrower’s Obligations hereunder, all certificates and other records and evidence thereof, and all replacements, substitutions, profits and cash and non-cash Proceeds of any of the foregoing (including insurance proceeds payable by reason of loss or damage thereto) in any form and wherever located. Collateral shall include all written or electronically recorded books and records relating to any such Collateral and other rights relating thereto.

“Debt” means all liabilities of a Person as determined under GAAP and all obligations which such Person has guaranteed or endorsed or is otherwise secondarily or jointly liable for, and shall include, without limitation (a) all obligations for borrowed money or purchased assets, (b) obligations secured by assets whether or not any personal liability exists, (c) the capitalized amount of any capital or finance lease obligations, and any operating lease or rental obligations, whether on or off-balance sheet, (d) the unfunded portion of pension or benefit plans or other similar liabilities, (e) obligations as a general partner, (f) contingent obligations pursuant to guaranties, endorsements, letters of credit and other secondary liabilities, and (g) obligations for deposits.

“Default” or “default” means any of the events specified in Section 7.1, whether or not any requirement in such Section for the giving of notice or the lapse of time or the happening of any further condition, event or act shall have been satisfied.

“Default Rate” means the “default rate” of interest per annum specified in the Note.

“Deposit Account” means “deposit account” as defined in the Code from time to time.

“Document” means “document” as defined in the Code from time to time.

“Event of Default” means any event specified as such in Section 7.1 hereof, provided that there shall have been satisfied any requirement in connection with such event for the giving of notice or the lapse of time, or both.

“Fixtures” means “fixtures” as defined in the Code from time to time.

“GAAP” means generally accepted accounting principles as in effect in the United States from time to time.

“General Intangibles” means “general intangibles” as defined in the Code from time to time, including “payment intangibles” and “software” (each as defined in the Code from time to time).

“Guarantor” means any Person now or hereafter guaranteeing, endorsing or otherwise becoming liable for any Obligations.

“Guaranty Agreement” means any guaranty instrument now or hereafter executed and delivered by any Guarantor to Lender, as it may be modified.

“Instrument” means “instrument” as defined in the Code from time to time.

“Lien” means any mortgage, pledge, statutory lien or other lien arising by operation of law, security interest, trust arrangement, security deed, financing lease, collateral assignment or other encumbrance, conditional sale or title retention agreement, or any other interest in property designed to secure the repayment of Obligations, whether arising by agreement or under any statute or law or otherwise.

“Loan Documents” means this Agreement, the Note, each Guaranty Agreement and all other documents and instruments now or hereafter evidencing, describing, guaranteeing or securing the Obligations contemplated hereby or delivered in connection herewith, as they may be modified.

“Material Adverse Effect” means any (i) material adverse effect upon the validity, performance or enforceability of any of the Loan Documents or any of the transactions contemplated hereby or thereby, (ii) material adverse effect upon the properties, business, prospects or condition

2

(financial or otherwise) of Borrower, any Subsidiary and/or any other Person obligated under any of the Loan Documents, or (iii) material adverse effect upon the ability of Borrower, any Subsidiary or any other Person to fulfill any obligation under any of the Loan Documents.

“Obligations” means all obligations now or hereafter owed to Lender by Borrower, whether related or unrelated to the Loan, including, without limitation, amounts owed or to be owed under the terms of the Loan Documents, or arising out of the transactions described therein, including, without limitation, the Loan, sums advanced to pay overdrafts on any account maintained by Borrower with Lender, all fees, all costs of collection, attorneys’ fees and expenses of or advances by Lender which Lender pays or incurs in discharge of obligations of Borrower, whether such amounts are now due or hereafter become due, direct or indirect and whether such amounts due are from time to time reduced or entirely extinguished and thereafter re-incurred.

“Permitted Debt” means (a) the Obligations; (b) Debt for money borrowed not exceeding $10,000 in aggregate principal amount at any time outstanding for Borrower and all Subsidiaries; (c) Debt not incurred through the borrowing of money; (d) other Debt payable to suppliers and other trade creditors in the ordinary course of business on ordinary and customary trade terms and which is not past due; (e) Debt of any Subsidiary to Borrower or another Subsidiary; and (f) endorsement of checks for collection in the ordinary course of business.

“Permitted Liens” means (a) Liens securing the Obligations; (b) Liens for taxes and other statutory Liens, landlord’s Liens and similar Liens arising out of operation of law so long as the obligations secured thereby are not past due or are being contested and the proceedings contesting such obligations have the effect of preventing the forfeiture or sale of the property subject to such Lien; (c) Liens for deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, social security and similar laws; (d) attachment, judgment and other similar non-tax Liens arising in connection with court proceedings but only if and for so long as (i) the execution or enforcement of such Liens is and continues to be effectively stayed and bonded on appeal, (ii) the validity and/or amount of the claims secured thereby are being actively contested in good faith by appropriate legal proceedings and (iii) such Liens do not, in the aggregate, materially detract from the value of the assets of the Person whose assets are subject to such Lien or materially impair the use thereof in the operation of such Person’s business; (e) Liens securing Permitted Debt incurred solely for the purpose of financing the acquisition of equipment, provided that such Lien does not secure more than the purchase price of such equipment and does not encumber property other than the purchased property; and (f) Liens in the nature of easements or other similar encumbrances or restrictions (not securing Debt) on the use of Borrower’s Properties, so long as such Liens do not materially impair Borrower’s use of such Property.

“Person” means any natural person, corporation, unincorporated organization, trust, joint-stock company, joint venture, association, company, limited or general partnership, limited liability company, any government or any agency or political subdivision of any government, or any other entity or organization.

“Proceeds” means “proceeds” as defined in the Code from time to time.

3

“Security Agreement” means this Agreement as it relates to a security interest in the Collateral and any other mortgage, security agreement or similar instrument now or hereafter executed by Borrower or other Person granting Lender a security interest in any Collateral to secure the Obligations (including any arising under any Interest Rate Agreement).

“Solvent” means, as to any Person, that such Person has capital sufficient to carry on its business and transactions in which it is currently engaged and all business and transactions in which it is about to engage, is able to pay its debts as they mature, and has assets having a fair valuation greater than its liabilities, at fair valuation.

“Subordinated Debt” means Debt of Borrower that is subordinated to the Obligations pursuant to a written agreement in form and substance satisfactory to Lender in its sole discretion.

“Subsidiary” means any corporation, partnership or other entity in which Borrower, directly or indirectly, owns more than fifty percent (50%) of the stock, capital or income interests, or other beneficial interests, or which is effectively controlled by such Person.

1.2.  Financial Terms.    All financial terms used herein shall have the meanings assigned to them under GAAP unless another meaning shall be specified.

4

Exhibit 2.12

Form of Promissory Note

PROMISSORY NOTE

[Principal Amount of Advance]	[Date]

MEGA GROUP, INC., a New York corporation, and SMALL BUSINESS INVESTMENT CORPORATION OF AMERICA, INC., an Oregon corporation, both with offices at 1730 Rhode Island Avenue, N.W., Washington, D.C. 20036 (jointly and severally, “Borrower”)

MATAH HOLDINGS, LLC, a New Jersey limited liability company, 215 West Clinton Avenue, Suite 4, Oaklyn, NJ 08107 (“Lender”)

For value received, Borrower promises to pay to the order of Lender, in lawful money of the United States of America, at its office indicated above or wherever else Lender may specify, the sum of [Principal Amount of Advance] or such sum as may be outstanding from time to time, with interest on the unpaid principal balance at the rate and on the terms provided in this Promissory Note (including all renewals, extensions or modifications hereof, this “Note”).

This Note is subject to the terms and conditions of that certain Loan and Security Agreement between Lender and Borrower dated as of July 15, 2002, as the same may be modified and amended from time to time (the “Loan Agreement”). All capitalized terms not otherwise defined herein shall have such meaning as assigned to them in the Loan Agreement.

INTEREST RATE TO BE APPLIED.    Interest Rate.    Interest shall accrue on the unpaid principal balance of this Note from the date hereof at a fixed rate equal to twelve percent (12.00%) per annum (the “Fixed Interest Rate”). Default Rate. In addition to all other rights contained in this Note, if a Default in the payment of principal or interest under this Note shall occur and be continuing, interest on the unpaid principal balance of this Note shall accrue at the Fixed Interest Rate plus 4% (“Default Rate”). The Default Rate shall also apply from acceleration until the Obligations or any judgment thereon is paid in full, except as otherwise required by law.

INTEREST COMPUTATION.    Interest shall be computed on the basis of a 360-day year for the actual number of days in the interest period (“Actual/360 Computation”). The Actual/360 Computation determines the annual effective interest yield by taking the stated (nominal) interest rate for a year’s period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the interest period. Application of the Actual/360 Computation produces an annualized effective interest rate exceeding that of the nominal rate.

REPAYMENT TERMS.    The entire unpaid principal amount hereof, together with accrued and unpaid interest thereon and all other amounts payable hereunder, shall be due and payable on

[180 days after the execution of the Loan Agreement and the initial Advance] (the “Maturity Date”).

PREPAYMENT TERMS.    The Loan may be prepaid, in whole or in part, at any time and from time to time without penalty.

RESCISSION OF PAYMENTS.    If any payment received by Lender under this Note or the other Loan Documents is rescinded, avoided or for any reason returned by Lender because of any adverse claim or threatened action, the returned payment shall remain payable as an obligation of all Persons liable under this Note or the other Loan Documents as though such payment had not been made.

ATTORNEYS’ FEES AND OTHER COLLECTION COSTS.    Borrower shall pay all of Lender’s reasonable expenses incurred to enforce or collect any of the Obligations, including, without limitation, reasonable arbitration, paralegals’, attorneys’ and experts’ fees and expenses, whether incurred without the commencement of a suit, in any trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

USURY.    Regardless of any other provision of this Note or other Loan Documents, if for any reason the effective interest should exceed the maximum lawful interest, the effective interest shall be deemed reduced to, and shall be, such maximum lawful interest, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of this Note and not to the payment of interest, and (ii) if the loan evidenced by this Note has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of this Note or the refunding of excess to be a complete settlement and acquittance thereof.

EVENT OF DEFAULT.    An “Event of Default” shall exist if any one or more of the following events shall occur (individually, an “Event of Default,” and collectively, “Events of Default”): Non-Payment; Non-Performance. The failure of timely payment or performance of the Obligations under this Note. Cross-Default. The occurrence of an Event of Default under any of the other Loan Documents.

REMEDIES UPON EVENT OF DEFAULT.    Upon the occurrence of an Event of Default, Lender may at any time thereafter, take the following actions: Acceleration Upon Event of Default. Accelerate the maturity of this Note and all other Obligations, and all of the Obligations shall be immediately due and payable. Cumulative. Exercise any rights and remedies as provided under this Note and other Loan Documents, or as provided by law or equity.

WAIVERS AND AMENDMENTS.    No waivers, amendments or modifications of this Note and other Loan Documents shall be valid unless in writing and signed by an officer of Lender. No waiver by Lender of any Default or Event of Default shall operate as a waiver of any other Default or Event of Default or the same Default or Event of Default on a future occasion. Neither the failure nor any delay on the part of Lender in exercising any right, power, or remedy under this Note and other Loan Documents shall operate as a waiver thereof, nor shall a single or

2

partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Borrower or any other Person liable under this Note waives presentment, protest, notice of dishonor, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale and all other notices of any kind. Further, each agrees that Lender may extend, modify or renew this Note or make a novation of the loan evidenced by this Note for any period and grant any releases, compromises or indulgences with respect to any collateral securing this Note, or with respect to Borrower or any Person liable under this Note or other Loan Documents, all without notice to or consent of Borrower or any Person who may be liable under this Note or other Loan Documents and without affecting the liability of Borrower or any Person who may be liable under this Note or other Loan Documents.

MISCELLANEOUS PROVISIONS.    Assignment.    This Note and other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Lender’s interests in and rights under this Note and other Loan Documents are freely assignable, in whole or in part, by Lender. Borrower shall not assign its rights and interest hereunder without the prior written consent of Lender, and any attempt by Borrower to assign without Lender’s prior written consent is null and void. Any assignment shall not release Borrower from the Obligations. Applicable Law; Conflict Between Documents. This Note and other Loan Documents shall be governed by and construed under the laws of the state where Lender first shown above is located as shown in the heading of this Note without regard to that state’s conflict of laws principles. If the terms of this Note should conflict with the terms of the Loan Documents, the terms of this Note shall control. Severability. If any provision of this Note or of the other Loan Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or other such document. Plural; Captions. All references in the Loan Documents to Borrower, Guarantor, Person, document or other nouns of reference mean both the singular and plural form, as the case may be. The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents. Binding Contract. Borrower by execution of and Lender by acceptance of this Note agree that each party is bound to all terms and provisions of this Note. Entirety. This Note and the other Loan Documents delivered in connection herewith and therewith embody the entire agreement between the parties and supersede all prior agreements and understandings relating to the subject matter hereof and thereof. Posting of Payments. Unless otherwise permitted by Lender, any repayments of this Note, other than immediately available U.S. currency, will not be credited to the outstanding loan balance until Lender receives collected funds. Fees and Taxes. Borrower shall promptly pay all documentary, intangible recordation and/or similar taxes on this transaction whether assessed at closing or arising from time to time, together with any interest and/or penalties relating thereto. Business Purpose. Borrower represents that the loan evidenced hereby is being obtained for business purposes.

3

PLACE OF EXECUTION AND DELIVERY.
Borrower hereby certifies that this Note and the other Loan Documents were executed in the State of New Jersey and delivered to the
Lender in the State of New Jersey.

IN WITNESS WHEREOF, Borrower, as of the day and year first above written, has caused this Note to be executed under seal.

MEGA GROUP, INC.

By:
John H. Brown Chairman and Chief Executive Officer

Attest:	Joyce L. Brown

Title:	Secretary

[SEAL]

Taxpayer Identification Number:

SMALL BUSINESS INVESTMENT CORPORATION OF AMERICA, INC.

By:
John H. Brown Chairman and Chief Executive Officer

Attest:	Joyce L. Brown

Title:	Secretary

[SEAL]

Taxpayer Identification Number:

4

Exhibit 4.12

Names

None.

Exhibit 5.6

Form of No Default Certificate

MEGA GROUP, INC.
1730 Rhode Island Avenue, N.W.
Washington, DC 20036

and

SMALL BUSINESS INVESTMENT CORPORATION OF AMERICA, INC.
1730 Rhode Island Avenue, N.W.
Washington, DC 20036

[Date]

Matah Holdings, L.L.C.
215 West Clinton Avenue, Suite 4
Oaklyn, NJ 08107

Re:    Loan and Security Agreement dated July 15, 2002
         Between Mega Group, Inc. and Small Business Investment Corporation of
         America, Inc., Borrower, and Matah Holdings, L.L.C., Lender

Gentlemen:

In accordance with Section 5.6(c) of the captioned agreement, I hereby certify that no Default or Event of Default, as defined in the agreement, currently exists.

Sincerely yours,

Chief Financial Officer Mega Group, Inc. and Small Business Investment Corporation of America, Inc.

AMENDMENT TO LOAN AND SECURITY AGREEMENT

AMENDMENT (this “Amendment”), dated as of July 18, 2002, to that certain LOAN AND SECURITY AGREEMENT (the “Agreement”) dated July 15, 2002, between MEGA GROUP, INC., a New York corporation (“Mega”), and SMALL BUSINESS INVESTMENT CORPORATION OF AMERICA, INC., an Oregon corporation (“SBICOA”), both with offices at 1730 Rhode Island Avenue, N.W., Washington, D.C. 20036 (Mega and SBICOA are referred to herein collectively as “Borrower”), and MATAH HOLDINGS, LLC, a New Jersey limited liability company, with offices at 215 West Clinton Avenue, Suite 4, Oaklyn, NJ 08107 (“Lender”).

The parties agree as follows:

1.  Notwithstanding any statement in any Loan Document to the contrary, Lender’s first Advance under the Agreement and Term Loan was made, and Borrower’s Note evidencing the first Advance was executed and delivered, on July 18, 2002. Accordingly, interest on the first Advance shall begin to accrue as of July 18, 2002, and Borrower’s Term Note dated July 15, 2002, and each succeeding Term Note issued under the Agreement, shall be due (except as provided in Section 2.3(b) of the Agreement) 180 days after July 18, 2002. The parties have agreed that this paragraph shall be attached to the Borrower’s Note dated July 15, 2002 as an allonge.

2.  The second Advance under the Agreement and Term Loan shall be disbursed not more than ten (10) days after July 18, 2002, and the third Advance under the Agreement and Term Loan shall be disbursed not more than thirty (30) days after July 18, 2002.

3.  All capitalized terms not otherwise defined herein shall have such meaning as assigned to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

LENDER: MATAH HOLDINGS, LLC

By:	/s/ AL WELLINGTON
Al Wellington Managing Member

BORROWER: MEGA GROUP, INC.

By:	/s/ JOHN H. BROWN
John H. Brown Chairman and Chief Executive Officer

Attest:	/s/ JOYCE L. BROWN
Joyce L. Brown Secretary

[SEAL]

SMALL BUSINESS INVESTMENT CORPORATION OF AMERICA, INC.

By:	/s/ JOHN H. BROWN
John H. Brown Chairman and Chief Executive Officer

Attest:	/s/ JOYCE L. BROWN
Joyce L. Brown Secretary

[SEAL]

ALLONGE

Notwithstanding any statement in any Loan Document to the contrary, Lender’s first Advance under the Agreement and Term Loan was made, and Borrower’s Note evidencing the first Advance was executed and delivered, on July 18, 2002. Accordingly, interest on the first Advance shall begin to accrue as of July 18, 2002, and Borrower’s Term Note dated July 15, 2002, and each succeeding Term Note issued under the Agreement, shall be due (except as provided in Section 2.3(b) of the Agreement) 180 days after July 18, 2002. The parties have agreed that this paragraph shall be attached to the Borrower’s Note dated July 15, 2002 as an allonge.